                                                                    EXHIBIT 99.1


[NUVEEN INVESTMENTS LOGO]


FOR IMMEDIATE RELEASE                                       CONTACT: CHRIS ALLEN
ATTN:  BUSINESS/FINANCIAL EDITORS                                 (312) 917-8331
                                                    CHRISTOPHER.ALLEN@NUVEEN.COM

                                                                KATHLEEN CARDOZA
                                                                  (312) 917-7813
                                                     KATHLEEN.CARDOZA@NUVEEN.COM


NUVEEN INVESTMENTS REPORTS RECORD 2ND QUARTER EARNINGS -- UP 13% FROM PRIOR YEAR
                   AND ASSETS UNDER MANAGEMENT OF $149 BILLION


CHICAGO, IL, JULY 19, 2006 -- Nuveen Investments, Inc. (NYSE: JNC), a leading provider of diversified investment services, today reported net income of $46.4 million for the second quarter of 2006, up 13% over the prior year. Second quarter earnings per share (diluted) were $0.56, an increase of 12% from a year ago. Earnings before interest and taxes, which for comparative purposes exclude the effects of new borrowings incurred for a $600 million share repurchase in the second quarter of 2005, were $83.5 million, up 18% from the prior year.

Second quarter gross sales were $9.2 billion, with positive net flows of $5.1 billion. Gross sales of high-net-worth managed accounts during the second quarter were $4.9 billion and gross sales of institutional separate accounts were $2.6 billion. Second quarter gross sales of mutual funds were $1.5 billion and sales of closed-end exchange-traded funds were $0.2 billion.

Year-to-date net income and earnings per share (diluted) were up 8% and 18%, respectively, over the prior year. Earnings before interest and taxes were up 17% year-to-date. Gross sales for the first six months were $19.3 billion, with positive net flows of $11.0 billion. Net flows were positive across all product lines for both the quarter and year-to-date.

Total assets under management increased to $149 billion at June 30, 2006, from $124 billion a year ago and $136 billion at the beginning of the year. The 20% increase in assets under management over the prior year was driven by $17 billion of positive net flows, $5 billion of market appreciation and $3 billion of assets from the acquisition of Santa Barbara Asset Management in October 2005. Strong asset growth resulted in advisory fee revenue increasing 25% in the second quarter and 22% year-to-date from last year's level.

Commenting on the Company's results, Tim Schwertfeger, Chairman & CEO of Nuveen Investments, said, "We are very pleased to report another quarter of high-quality, consistent growth in assets under management, revenues and earnings. The deep investment specialization that resides in our investment teams, and their growing record of high-quality investment performance, coupled with our focus on product innovation and service excellence enabled us to achieve strong results in the second quarter even as markets softened.


                                     -more-

NUVEEN INVESTMENTS REPORTS RECORD 2ND QUARTER EARNINGS -- PAGE 2


"The quality of our investment performance enabled us to deliver strong returns for investors and solid gross sales and net flows in the second quarter -- particularly in managed accounts -- despite the volatility in both domestic and global markets, as well as continuing concerns about rising interest rates. Retail managed account net flows were $2.2 billion in the second quarter with Tradewinds' international strategy accounting for the majority of these flows. The combined flows into Symphony, Santa Barbara, NWQ and Nuveen were offset by Rittenhouse outflows of $540 million," said Schwertfeger. "Net flows into institutional accounts of $1.8 billion in the second quarter were up significantly versus both prior year and prior quarter with positive flows into our institutional offerings of international value equities, global all-cap equities, taxable fixed-income, stable growth equities, municipals and alternative investments.

"Our increased focus on mutual funds continues to accelerate the growth of our product line and our assets under management. We realized $850 million of net flows into our mutual funds, led by our value equity funds and our municipal high-yield fund. In addition, we raised approximately $200 million in a Nuveen closed-end exchange-traded fund during June. The Nuveen Global Government Enhanced Income Fund, managed by our Nuveen taxable fixed-income team, is designed to provide income from a portfolio of investments in government debt securities issued by countries around the world," added Schwertfeger.

"We ended the quarter with equity assets under management increasing to 49% of our total assets, and municipal and taxable income-oriented portfolios comprising 41% and 10% of total assets respectively," concluded Schwertfeger. "We are pleased with the quality and diversity of our asset mix. We continue to believe our commitment to help investors secure their long-term financial goals with our high-quality investment disciplines, our innovative products and our strong relationships with leading financial advisors and consultants will remain key to future growth."

Nuveen Investments will host a conference call to discuss its second quarter results today at 10:00 am central time. To access this call live or listen to an audio replay, visit the investor relations section of the Company's website at www.nuveen.com.

Nuveen Investments provides high-quality investment services designed to help secure the long-term goals of institutions and high-net-worth investors as well as the consultants and financial advisors who serve them. Nuveen Investments markets its highly specialized investment teams, each with its own brand-name and area of expertise: NWQ, specializing in value-style equities; Nuveen, focused on fixed-income investments; Santa Barbara, committed to growth equities; Tradewinds, specializing in global value equities; Rittenhouse, dedicated to "blue-chip" growth equities; and Symphony, with expertise in alternative investments as well as equity and credit strategies. The Company manages $149 billion in assets. Nuveen Investments is listed on The New York Stock Exchange and trades under the symbol "JNC."

Certain statements made by the Company in this release are forward-looking statements. The Company's actual future results may differ significantly from those anticipated in any forward-looking statements due to numerous factors. These include, but are not limited to, the effects of the substantial competition in the investment management business, including competition for access to brokerage firms' retail distribution systems, the Company's reliance on revenues from investment management contracts which renew annually, regulatory developments, accounting pronouncements, and other additional risks and uncertainties as set forth in the Company's filings with the SEC. The Company undertakes no responsibility to update publicly or revise any forward-looking statements. Earnings before interest and taxes presented in this press release is a non-GAAP financial measure. See the attached Consolidated Statements of Income for a reconciliation of earnings before interest and taxes to net income, the most closely comparable GAAP measure.

                                       ###

                             Financial Table Follows

NUVEEN INVESTMENTS
CONSOLIDATED STATEMENTS OF INCOME
For the Year Ended December 31, 2005
and the Quarter Ended June 30, 2006
In thousands, except share data

                                                          2005
                                    ------------------------------------------------
                                     1ST QTR   2ND QTR   3RD QTR   4TH QTR    TOTAL
                                    --------   -------   -------   -------   -------
REVENUES:

Investment advisory fees
   from assets under
   management (1)                   $131,209   135,363   141,136   151,955   559,663
Product distribution                   2,803     2,440     1,233     1,880     8,356
Performance fees/other revenue           856     1,088    15,882     3,284    21,110
      Total operating revenues       134,868   138,890   158,252   157,119   589,130

EXPENSES:

Compensation and benefits             43,038    44,034    55,881    52,242   195,194
Advertising and promotional
   costs                               2,669     3,070     3,596     3,160    12,495
Occupancy and equipment
   costs                               5,400     5,181     5,539     5,528    21,648
Amortization of intangible
   assets                              1,273     1,273     1,273     1,673     5,492
Travel and entertainment               1,686     2,095     1,871     2,706     8,357
Outside and professional
   services                            5,829     6,477     6,302     6,394    25,002
Minority interest expense              1,406     1,406     1,406     1,591     5,809
Other operating expenses               4,544     7,490     6,119     7,089    25,242
   Total operating expenses           65,845    71,025    81,987    80,382   299,239

OTHER INCOME/(EXPENSE)                 1,858     2,826       688     2,515     7,887

INCOME BEFORE NET INTEREST
   AND TAXES                          70,881    70,692    76,953    79,252   297,778

NET INTEREST EXPENSE                    (989)   (4,418)   (5,583)   (7,949)  (18,939)

INCOME BEFORE TAXES                   69,892    66,274    71,371    71,302   278,839

INCOME TAXES:

   Federal                            22,941    21,753    23,214    23,123    91,032
   State                               3,758     3,563     4,672     4,659    16,652
      Total income taxes              26,699    25,317    27,886    27,782   107,684

NET INCOME                          $ 43,193    40,957    43,484    43,520   171,156

AVERAGE COMMON AND COMMON
   EQUIVALENT SHARES OUTSTANDING:

   Basic                              93,757    78,238    76,294    77,369    81,356
   Diluted                            98,913    82,580    81,190    81,998    86,111

EARNINGS PER SHARE:

   Basic                            $   0.46      0.52      0.57      0.56      2.10
   Diluted                          $   0.44      0.50      0.54      0.53      1.99

GROSS SALES (in millions):

   Mutual funds                     $    702       697       923       868     3,191
   Managed accounts-retail             3,684     3,376     3,981     4,562    15,603
   Managed accounts
      -institutional                   1,882     1,823       957     1,635     6,297
   Closed-end funds                    1,414       560        13       315     2,302
      Total funds and accounts      $  7,682     6,456     5,875     7,380    27,393

NET FLOWS (in millions):

   Mutual funds                     $    350       352       594       538     1,835
   Managed accounts-retail             1,195     1,248     1,739     2,380     6,562
   Managed accounts
      -institutional                   1,328     1,270      (329)      561     2,830
   Closed-end funds                    1,424       576        32       327     2,359
      Total funds and accounts      $  4,297     3,447     2,035     3,806    13,585

MANAGED FUNDS AND ACCOUNTS
   (in millions):

ASSETS UNDER MANAGEMENT:
   Beginning of period              $115,453   118,505   124,018   128,172   115,453
      Acquisition of SBAM accts           --        --        --     3,379     3,379
      Sales - funds and accounts       7,682     6,456     5,875     7,380    27,393
      Dividend reinvestments              61        92       105       187       445
      Redemptions and withdrawals     (3,447)   (3,101)   (3,944)   (3,761)  (14,253)
         Total net flows into
            funds and accounts         4,297     3,447     2,035     3,806    13,585
      Appreciation/
         (depreciation)of
         managed assets               (1,244)    2,066     2,119       758     3,699
      End of period                 $118,505   124,018   128,172   136,117   136,117

RECAP BY PRODUCT TYPE:
   Mutual funds                     $ 12,887    13,505    14,050    14,495
   Closed-end funds                   51,050    52,534    52,094    51,997
   Managed accounts-retail            37,715    39,695    43,222    47,675
   Managed accounts
      - institutional                 16,853    18,284    18,807    21,950
      Total assets
         under management           $118,505   124,018   128,172   136,117

RECAP BY STYLE:
   Equity-based                     $ 46,109    49,395    53,808    61,399
   Municipals                         57,894    60,069    60,058    60,421
   Taxable income-oriented            14,503    14,554    14,307    14,297
      Total assets
         under management           $118,505   124,018   128,172   136,117

                                                          2006
                                    ------------------------------------------------
                                     1ST QTR   2ND QTR   3RD QTR   4TH QTR    TOTAL
                                    --------   -------   -------   -------   -------
REVENUES:

Investment advisory fees
   from assets under
   management (1)                   $156,331   169,140      --        --     325,471
Product distribution                   1,237       733      --        --       1,970
Performance fees/other revenue         2,578     2,302      --        --       4,880
   Total operating revenues          160,146   172,175      --        --     332,321

EXPENSES:

Compensation and benefits             53,821    59,646      --        --     113,467
Advertising and promotional
   costs                               2,670     2,676      --        --       5,346
Occupancy and equipment
   costs                               5,931     5,975      --        --      11,906
Amortization of intangible
   assets                              1,673     2,798      --        --       4,471
Travel and entertainment               2,108     2,677      --        --       4,786
Outside and professional
   services                            7,144     7,543      --        --      14,687
Minority interest expense              1,481     1,607      --        --       3,087
Other operating expenses               5,758     9,083      --        --      14,841
   Total operating expenses           80,586    92,004      --        --     172,590

OTHER INCOME/(EXPENSE)                 2,329     3,286      --        --       5,614

INCOME BEFORE NET INTEREST
   AND TAXES                          81,889    83,457      --        --     165,346

NET INTEREST EXPENSE                  (8,345)   (7,389)     --        --     (15,735)

INCOME BEFORE TAXES                   73,544    76,068      --        --     149,611

INCOME TAXES:

   Federal                            24,122    24,950      --        --      49,072
   State                               4,560     4,716      --        --       9,276
      Total income taxes              28,682    29,666      --        --      58,348

NET INCOME                          $ 44,862    46,402      --        --      91,263

AVERAGE COMMON AND COMMON
   EQUIVALENT SHARES OUTSTANDING:

   Basic                              77,804    78,028      --        --      77,916
   Diluted                            83,044    83,069      --        --      83,043

EARNINGS PER SHARE:

   Basic                            $   0.58      0.59      --        --        1.17
   Diluted                          $   0.54      0.56      --        --        1.10

GROSS SALES (in millions):

   Mutual funds                     $  1,347     1,505      --        --       2,852
   Managed accounts-retail             7,230     4,875      --        --      12,105
   Managed accounts
      -institutional                   1,532     2,581      --        --       4,113
   Closed-end funds                       --       226      --        --         226
      Total funds and accounts      $ 10,109     9,187      --        --      19,296

NET FLOWS (in millions):

   Mutual funds                     $    864       856      --        --       1,720
   Managed accounts-retail             4,114     2,178      --        --       6,292
   Managed accounts
      -institutional                     932     1,811      --        --       2,742
   Closed-end funds                       (6)      228      --        --         222
      Total funds and accounts      $  5,903     5,072      --        --      10,976

MANAGED FUNDS AND ACCOUNTS
   (in millions):

ASSETS UNDER MANAGEMENT:
   Beginning of period              $136,117   145,017      --        --     136,117
      Acquisition of SBAM accts           --        --      --        --          --
      Sales - funds and accounts      10,109     9,187      --        --      19,296
      Dividend reinvestments              64        86      --        --         149
      Redemptions and
         withdrawals                  (4,269)   (4,200)     --        --      (8,470)
         Total net flows into
            funds and accounts         5,903     5,072      --        --      10,976
      Appreciation/
         (depreciation)of
         managed assets                2,997    (1,096)     --        --       1,901
      End of period                 $145,017   148,994      --        --     148,994

RECAP BY PRODUCT TYPE:
   Mutual funds                     $ 15,398    16,133      --        --
   Closed-end funds                   51,813    51,388      --        --
   Managed accounts-retail            53,651    55,277      --        --
   Managed accounts
      - institutional                 24,154    26,195      --        --
      Total assets
         under management           $145,017   148,994      --        --

RECAP BY STYLE:
   Equity-based                     $ 69,964    73,636      --        --
   Municipals                         60,585    60,643      --        --
   Taxable income-oriented            14,468    14,715      --        --
      Total assets
         under management           $145,017   148,994      --        --

(1) Advisory fee revenue will fluctuate based on the number of days in the quarter. In 2006, Q1 has 90 days, Q2 has 91 days, Q3 and Q4 have 92 days.
     Note: Income before net interest and taxes (EBIT) is not a Generally Accepted Accounting Principle (GAAP) disclosure and should not be considered in isolation. In addition to net income, EBIT will be reported over the next several quarters to help the reader in assessing the results from business operations relative to prior periods given the increased debt on our balance sheet - and the accompanying higher interest expense - as a result of a $600 million share repurchase in April 2005.